EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267941 on Form S-3 and Registration Statement Nos. 333-267698, 333-279586, 333-283029, and 333-280726 on Form S-8 of Noble Corporation plc of our reports dated February 28, 2024, relating to the financial statements of Diamond Offshore Drilling, Inc., and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting, appearing in this Current Report on Form 8-K dated November 12, 2024.

/s/ Deloitte & Touche LLP

Houston, Texas

November 12, 2024